UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2006
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 — Other Events
(a) On December 6, 2006, Lear Corporation (“Lear”) issued a press release announcing the results to date of its tender offer commenced November 21, 2006 for up to $850 million aggregate principal amount of its 8.125% senior notes due 2008, of which approximately €237 million are outstanding, and its 8.11% senior notes due 2009, of which approximately $593 million are outstanding. Lear also announced that all holders whose 2009 notes are validly tendered on or prior to the expiration date, including notes validly tendered after the early tender date of December 5, 2006, will be eligible to receive the total consideration in the tender offer of $1,055 per $1,000 principal amount at maturity for the 2009 notes. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
(b) On November 8, 2006, Lear completed the private sale (the “Stock Issuance”) of 8,695,653 shares of its common stock (the “Common Stock”) to Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC (collectively, the “Icahn Stockholders”) at a price per share of $23.00. Pursuant to the terms of the Stock Purchase Agreement entered into in connection with the Stock Issuance, Lear agreed, within thirty (30) days after the closing of the Stock Issuance, to prepare and file a shelf registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock and all other common stock then held by the Icahn Stockholders and to use its best efforts to maintain such registration statement continuously effective until such time as the shares being registered may be resold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to this prior contractual obligation, Lear is filing on the date hereof a shelf registration statement with the SEC to cover the resale of the Common Stock.
(c) On November 24, 2006, Lear completed the private sale (the “Note Issuance”) of $300,000,000 aggregate principal amount of its 8 1/2% Senior Notes due 2013 and $600,000,000 aggregate principal amount of its 8 3/4% Senior Notes due 2016 (the “Notes”). Pursuant to the terms of the Registration Rights Agreement entered into in connection with the Note Issuance, Lear agreed to file a registration statement with the SEC relating to offers to exchange the applicable Notes for substantially similar notes registered under the Securities Act. Pursuant to this prior contractual obligation, Lear is filing on the date hereof a registration statement with the SEC relating to the exchange offer.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
The pro forma financial information and exhibits thereto of Lear Corporation (“Lear”) filed herewith sets forth certain pro forma financial information described therein, including information relating to the execution of a definitive agreement relating to the transfer of substantially all of the assets of Lear’s North American interior business to International Automotive Components Group North America, LLC, Lear’s joint venture with WL Ross & Co. and Franklin Mutual Advisers, LLC, previously reported in Lear’s Current Report of Form 8-K filed on December 1, 2006.
(c) Exhibits

99.1	Press Release of Lear Corporation issued December 6, 2006.

F-1	Pro forma financial information required by Rule 11-02 of Regulation S-X.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION,
a Delaware corporation

Date: December 8, 2006	By:	/s/ James H. Vandenberghe

	Name:	James H. Vandenberghe
	Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Lear Corporation issued December 6, 2006.

F-1	Pro forma financial information required by Rule 11-02 of Regulation S-X.